Exhibit 10.7

FOURTH AMENDMENT TO

SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT (the “Amendment”) is made as of the 15th day of March, 2021 by and between Capstone Therapeutics Corp., a Delaware corporation located at 5141 W 122nd Street, Alsip, IL 60803 (the “Company”), and BP Peptides, LLC, a Delaware limited liability company located at 232 Madison Avenue, Suite 600, New York, New York 10016 (the “Buyer”).

RECITALS

A. The Buyer and the Company entered into that certain Securities Purchase, Loan and Security Agreement dated as of July 14, 2017 (the “Original Purchase and Loan Agreement”; as amended by the First Amendment (defined below), the Second Amendment (as defined below), and the Third Amendment (as defined below), the “Purchase and Loan Agreement”), pursuant to which the Buyer made a loan to the Company in the aggregate principal amount of $2,427,500, and which provided for quarterly interest payments.

B. The Buyer and the Company on January 30, 2018 entered into that certain First Amendment to the Securities Purchase, Loan and Security Agreement (the “First Amendment”) to, among other things, provide that interest will no longer be payable quarterly and instead will all be due on the Maturity Date.

C. The Buyer and the Company on March 15, 2019 entered into that certain Second Amendment to the Securities Purchase, Loan and Security Agreement (the “Second Amendment”) to, among other things, provide for the advancement by the Buyer of additional operating capital to the Company.

D. The Buyer and the Company on March 27, 2020 entered into that certain Third Amendment to the Securities Purchase, Loan and Security Agreement (the “Third Amendment”) to, among other things, provide for the extension of the Maturity Date from October 15, 2020 to March 31, 2022 and the continued deferral of interest on the Loan, on the condition that the Company provide a conversion right on the Loan and a modification of the exercise price on the Warrant (as defined in the First Amendment) to equal the Conversion Price for the Conversion Exercise Period (both as defined in the Third Amendment).

E. The Company has consummated a Qualified Transaction (as defined in the Third Amendment) and has now requested that the Buyer provide for the extension of the Maturity Date from March 31, 2022 to April 1, 2024 and the continued deferral of interest on the Loan, and the Buyer has agreed to such requests on the condition that the Company (i) extend the Exercise Period (as defined in the Warrant) to October 15, 2028 and (ii) extend the Conversion Exercise Period (as defined in the Third Amendment) to April 1, 2024 (which period is, for the avoidance of doubt, shorter than the general exercise period of the Warrant).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1. Recitals. All of the statements contained in the Recitals above are accurate, and by this reference, are hereby incorporated into and made a part of the body of this Amendment.

2. Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Purchase and Loan Agreement.

3. Amendments.

3.1 The third sentence of Section 2(a) of the Purchase and Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“The outstanding principal balance of the Loan will be due and payable in full on April 1, 2024 (“Maturity Date”).”

3.2 Section 2(e)(i) of the Purchase and Loan Agreement is hereby amended by replacing the date “December 31, 2021” with the date “April 1, 2024”.

3.3 The Amended and Restated Warrant to Purchase Common Stock dated March 27, 2020 is hereby amended and restated in its entirety in the form of the Second Amended and Restated Warrant to Purchase Common Stock attached hereto as Exhibit A (the “Second A&R Warrant”).

3.4 All references in the Purchase and Loan Agreement to the “Warrant” shall refer to the Second A&R Warrant. All references in the Purchase and Loan Agreement to the “Agreement” shall refer to the Purchase and Loan Agreement as amended hereby. To the extent the terms of the Note is inconsistent with the terms hereof, the Note is hereby modified to reflect the terms hereof.

4. Continuing Effect. Except as expressly modified in this Amendment, the Purchase and Loan Agreement and the Note shall remain in full force and effect.

5. Fees. The Company agrees to reimburse the Buyer or its designee(s) of the reasonable out-of-pocket costs and expenses incurred by the Buyer and its Affiliates in connection with the transactions contemplated by this Amendment (including, without limitation, legal fees and disbursements in connection with the documentation, negotiation and implementation of the transactions contemplated by this Amendment and due diligence in connection therewith), which amount, if not paid in cash within five (5) business days following receipt of reasonably satisfactory documentation thereof, shall be added to the outstanding principal balance of the Loan upon such date.

6. General Provisions.

6.1 Counterparts and Telecopy Execution. This Amendment may be executed in counterpart, and any number of counterparts of this Amendment which have been executed by the Company and the Buyer shall constitute a single original. The Company’s attorney may integrate into one or more documents signature pages from documents executed in counterpart. Unless otherwise required by the Company, the telecopied or pdf signature of a person shall be deemed the original signature of that person and shall be binding for all purposes.

6.2 Ratification. The Buyer and the Company hereby ratify and confirm the Loan Agreement, as amended by this Amendment, in all respects.

6.3 Governing Law. This Amendment shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Delaware, except for its rules relating to conflicts of laws.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Forth Amendment to Securities Purchase, Loan and Security Agreement as of the day and year first written above.

BUYER:

BP PEPTIDES, LLC

By:	/s/ Matthew Lipman
Name:	Matthew Lipman
Title:	Manager

COMPANY:

CAPSTONE THERAPEUTICS CORP.

By:	/s/ John M. Holliman, III
Name:	John M. Holliman, III
Title:	Director

EXHIBIT A

SEE ATTACHED.